                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69812) pertaining to the 1992 Incentive and Non-Qualified Stock Option Plan of Just Toys, Inc. of our report dated March 12, 1999, with respect to the consolidated financial statements and schedule of Just Toys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                                            /s/ERNST & YOUNG LLP


New York, New York
March 12, 1999